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                                                                     Exhibit 4.1
                                                                     -----------

                                  PHAMIS, INC.
                              AMENDED AND RESTATED
           1983 COMBINED NONQUALIFIED AND INCENTIVE STOCK OPTION PLAN


     SECTION 1.  Purpose.  The purpose of the Phamis, Inc. 1983 Combined
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Nonqualified and Incentive Stock Option Plan, as amended and restated (this
"Plan") is to enable Phamis, Inc. (the "Company") to attract and retain the services of people with training, experience and ability and to provide additional incentive to such persons by granting them an opportunity to participate in the ownership of the Company.

     SECTION 2.  Administration.  This Plan shall be administered by the
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Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a Compensation Committee to administer this Plan, by such committee. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator." A member of the Board (or the Compensation Committee) may be eligible to participate in or receive or hold options under this Plan; provided, however, that no member of the Board or the Compensation Committee shall vote with respect to the granting of an option hereunder to himself or herself, as the case may be.

     Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties. The Board or the Plan Administrator in its sole discretion, may grant incentive stock options ("Incentive Stock Options") as such term is defined in Section 422A of the Internal Revenue Code of 1986, as amended, (the "Code") and/or nonqualified stock options ("Nonqualified Stock Options"). The term option when used in this Plan should refer to Incentive Stock Options and Nonqualified Stock Options, collectively.

     SECTION 3.  Stock Subject to this Plan.  The stock subject to this
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Plan shall be the Company's Common Stock, par value $.0025 (the "Common Stock"), presently authorized but unissued or now held or subsequently acquired by the Company as treasury shares. Subject to adjustment as provided in Section 7 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed eight hundred fifty thousand (850,000) shares. If any option granted under this Plan shall expire or terminate for any reason without having been

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exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan.

     SECTION 4.  Eligibility.  An option may be granted to any individual
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who, at the time the option is granted, is an employee, director, consultant or independent contractor of the Company or any related corporation provided that persons who are not employees will only be eligible to receive Nonqualified Stock Options. Any individual to whom an option is granted under this Plan shall be referred to hereinafter as "Optionee."

     SECTION 5.  Terms and Conditions of Options.  Options granted under
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this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, all such options shall include or incorporate by reference the following terms and conditions:

          5.1  Number of Shares and Price.  The maximum number of shares that
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may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Plan Administrator, provided that the Plan Administrator shall act in good faith to establish exercise prices and the exercise price for an Incentive Stock Option shall not be less than the fair market value per share of the Common Stock at the time the option is granted.

          5.2  Term and Maturity.  Subject to the restrictions contained in
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Section 6, the term of each option shall be as established by the Plan
Administrator and, if not so established, shall be ten years from the date it is granted but in no event shall the term of any Incentive Stock Option exceed ten years. To insure that the Company will achieve the purpose and receive the benefits contemplated in this Plan, any option granted to any employee shall, unless the condition of this sentence is waived or modified by resolution adopted by the Plan Administrator, be exercisable according to the following schedule:

        Date On and After Which Option   Portion of Total Option Which
                is Exercisable                   is Exercisable
        ---------------------------------------------------------------
         For each month of Optionee's     1.667% times the number of
         continuous employment by the     months of Optionee's
         corporation from the date of     continuous employment by the
         grant up to and including the    corporation from the date of
         60th month                       grant

         After the 60th month             100%

Any Nonqualified Stock Option which is granted to non-employees shall be exercisable according to the schedule determined by the Plan Administrator at the time of the grant of the Nonqualified Stock Option.

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          5.3  Exercise.  Subject to the vesting schedule described in
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subsection 5.2 above, each option may be exercised in whole or in part;
provided, however, that no fewer than five hundred (500) shares (or the remaining shares then purchasable under the option, if less than five hundred
(500) shares) may be purchased upon any exercise of option rights hereunder and that only whole shares will be issued pursuant to the exercise of any option. During an Optionee's lifetime, any options granted under this Plan are personal to him or her and are exercisable solely by such Optionee. Options shall be exercised by delivery to the Company of written notice of the number of shares with respect to which the option is exercised, together with the exercise price, in cash or bank certified or cashier's check, for the Common Stock being purchased. If permitted by the Plan Administrator, and to the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations), an option may be exercised by delivery of shares of the capital stock of the Company held by the Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Board.

          5.4  Non-transferability of Option.  Options granted under this Plan
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and the rights and privileges conferred hereby may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, such option shall thereupon terminate and become null and void.

          5.5  Termination of Employment.  If the Optionee ceases to be employed
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by, or in the case of a non-employee director of, the Company or any related corporation for any reason other than death or total disability, the Optionee's option shall terminate at the end of the three (3) month period following such cessation of employment or directorship (unless by its terms it sooner terminates and expires) as to all shares for which it has not theretofore been exercised, unless the Plan Administrator by resolution adopted prior to or within thirty (30) days after the effective date of such cessation of employment or directorship waives the conditions of this subsection 5.5. If, however, the Optionee does not exercise his or her option within three (3) months after cessation of employment or directorship, the Incentive Stock Option will no longer be treated as an incentive stock option under the Code, and will generate ordinary income if exercised after that time. If an Optionee ceases to be employed by, or a director of, the Company or any related corporation because of a total disability, the Optionee's option shall not terminate until the end of the twelve (12) month period following such cessation of employment or directorship (unless by its terms it sooner terminates and expires). As used in this Plan, the term "total

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disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of twelve (12) months or more and which causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee or director of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator. For purposes of this subsection 5.5, a transfer of employment or directorship between or among the Company and/or any related corporation shall not be deemed to constitute a cessation of employment or directorship with the Company or any of its related corporations. As used herein, the term "related corporation" (other than a parent corporation) shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation in an unbroken chain of corporations ending with the employer corporation if, at the time of the granting of the option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          5.6  Death of Optionee.  If an Optionee dies while he or she is
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employed by, or a director of, the Company or any related corporation, or within the three (3) month period (or twelve (12) month period in the case of totally disabled employees and directors) following cessation of such employment or directorship, options held by such employee or director may, to the extent that the Optionee would have been entitled to exercise such option, be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

          5.7  Status of Shareholder.  Neither the Optionee nor any person or
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persons to whom the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

          5.8  Continuation of Employment.  Nothing in this Plan or in any
               --------------------------
option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ, or be a director of the Company or of a related corporation, or to interfere in any way with the right of the Company or of any such related corporation to terminate his or her employment or directorship at any time.

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          5.9  Modification and Amendment of Option.  Subject to the
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requirements of Code Section 422A and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding option granted under this Plan. The Plan Administrator shall not, however, modify or amend any outstanding Incentive Stock Option so as to specify a lower exercise price for the option. The modification or amendment of an outstanding option shall not, without the consent of the option holder, alter, impair or diminish any of his or her rights or any of the obligations of the Company under such option.

          5.10 Limitation on Amount of Grants of Incentive Stock Options.  The
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aggregate fair market value (determined at the time of grant) of stock with respect to which Incentive Stock Options under the Plan and under all other incentive stock option plans (within the meaning of Section 422A of the Code) of the Company or any parents or subsidiaries are exercisable for the first time by the employee during any calendar year shall not exceed $100,000. This limitation does not apply to Nonqualified Stock Options.

     SECTION 6.  Exercise Price and Term of Incentive Stock Options Granted
                 ----------------------------------------------------------
to Greater than Ten Percent Shareholders.  If Incentive Stock Options are
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granted under this Plan to employees who own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any related corporations, the term of such Incentive Stock Options shall not exceed five (5) years and the exercise price shall be not less than one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

     SECTION 7.  Adjustments Upon Charges in Capitalization.  The aggregate
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number and class of shares on which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, or any other increase or decrease in the number of shares of Common Stock of the Company without the receipt of consideration by the Company.

          7.1  Effect of Liquidation or Reorganization.
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               7.1.1 Cash, Stock or Other Property for Stock. Except as provided
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in subsection 7.1.2, upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Common Stock, any option granted hereunder shall terminate, but, provided that if the Optionee shall have held the option for a period of one year from the date of grant or such shorter period as the Board may determine, the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock,

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separation, reorganization or liquidation to exercise his or her option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

          7.1.2 Conversion of Options on Stock for Stock Exchange.  If the
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shareholders of the Company receive capital stock of another corporation
("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization, all options granted hereunder shall terminate in accordance with the provisions of subsection 7.1.1 unless the Board and the corporation issuing the Exchange Stock, in their sole discretion and subject to any required action by the shareholders of the Company and such corporation, agree that all such options granted hereunder are converted into options to purchase shares of Exchange Stock. The amount and price of such options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The vesting schedule set forth in the option agreement shall continue to apply to the options granted for the Exchange Stock.

          7.2   Fractional Shares.  In the event of any adjustment in the number
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of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

          7.3   Determination of Board to be Final.  All such adjustments shall
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be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     SECTION 8. Securities Regulation.  Shares shall not be issued with
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respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

     As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for

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investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

     Should any of the Company's capital stock of the same class as the stock subject to options granted hereunder be listed on a national securities exchange, all stock issued hereunder if not previously listed on such exchange shall be authorized by that exchange for listing thereon prior to the issuance thereof.

     SECTION 9.  Amendment and Termination.
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          9.1  Board Action.  The Board may at any time suspend, amend or
               ------------
terminate this Plan, provided that except as set forth in Section 7, the approval of the holders of a majority of the Company's outstanding shares of voting capital stock is necessary in order to adopt any amendment which will:

               (a) increase the number of shares which are to be reserved for the issuance of options under this Plan;

               (b) extend the term of the options; or

               (c) permit the granting of options to persons other than those presently permitted to receive options under this Plan.

          9.2  Automatic Termination.  Unless sooner terminated by the Board,
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this Plan shall terminate ten (10) years from the earlier of (a) the date on which this Plan is adopted or (b) the date on which this Plan is approved by the shareholders of the Company. No option may be granted after such termination, or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

     SECTION 10. Effectiveness of this Plan.  This Plan shall become effective
                 --------------------------
upon adoption by the Board so long as it is approved by the holders of a majority of the Company's outstanding shares of voting capital stock at any time within twelve (12) months before or after the adoption of this Plan.

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     SECTION 11. Right of First Refusal.  Options granted after November
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14, 1988 and the Common Stock acquired upon the exercise of such options
("Restricted Shares") shall be subject to the following right of first refusal. Prior to the transfer of Restricted Shares by an Optionee, the Optionee shall give the Company written notice ("Notice") of the proposed transfer, which Notice shall state the number of Restricted Shares proposed to be transferred, the name of the proposed purchaser, the proposed purchase price and the proposed terms and conditions of the transfer. The Company shall have the right to purchase such Restricted Shares on the same terms and conditions as set forth in the Notice, provided that the Company must give the Optionee written notice of its intention to purchase such Restricted Shares within 45 days from the date of the receipt of such Notice by the Company. If the Company does not elect to purchase the Restricted Shares, the Optionee may effect the transfer of the Restricted Shares to the purchaser identified in the Notice and upon the terms and conditions set forth in the Notice, provided that such transfer must be completed within 90 days from the date the Notice was first received by the Company, and further provided that such transfer is otherwise allowable under
Section 8.

Adopted by the Board of Directors on May 10, 1983 and approved by the shareholders on June 2, 1983. First Restatement as of April 15, 1987, and Second Restatement as of November 14, 1988 and amended as of December 21, 1989. The final Restatement reflects the amendment adopted by the Board of Directors on March 21, 1991, and approved by the shareholders of the Company on May 17, 1991.

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